UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

June 4, 2014
Date of Report (date of earliest event reported)

LEAPFROG ENTERPRISES, INC. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-31396 (Commission File Number)	95-4652013 (IRS Employer Identification No.)

6401 Hollis Street, Suite 100
Emeryville, California 94608-1463
(Address of principal executive offices) (Zip Code)

(510) 420-5000 Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 4, 2014, the Company held its Annual Meeting of Stockholders (the “Annual Meeting”). The following proposals were submitted to and acted on by the stockholders at the Annual Meeting:

•	Proposal 1: Election of our Board’s eight nominees for director to serve for the ensuing year and until their successors are elected.

•	Proposal 2: Ratification of the selection by the audit committee of our board of directors of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2013.

•	Proposal 3: Approval, in a non-binding advisory vote, of the compensation of our named executive officers, as disclosed in our proxy statement.

The foregoing proposals are described in more detail in our proxy statement. The final results for the votes regarding each proposal are set forth below:

Proposal 1

The following directors were elected to our Board by the following votes:

Nominee	For	Authority Withheld	Broker Non-Vote
John Barbour	79,960,532	420,658	20,676,352
William B. Chiasson	79,839,052	542,138	20,676,352
Thomas J. Kalinske	69,574,047	10,807,143	20,676,352
Stanley E. Maron	67,653,186	12,728,004	20,676,352
E. Stanton McKee, Jr.	68,137,494	12,243,696	20,676,352
Joanna Rees	80,009,481	371,709	20,676,352
Randy O. Rissman	80,037,106	344,084	20,676,352
Caden C. Wang	67,914,066	12,467,124	20,676,352

Proposal 2

The proposal to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2014 was ratified by the following vote:

For	Against	Abstained
100,566,396	352,889	138,257

Proposal 3

The proposal to approve, in a non-binding advisory vote, of the compensation of our named executive officers, as disclosed in our proxy statement:

For	Against	Abstained	Broker Non-Vote
78,546,283	1,693,479	141,428	20,676,352

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LeapFrog Enterprises, Inc.

	By:	/s/ Raymond L. Arthur
Date: June 10, 2014		Raymond L. Arthur
Chief Financial Officer